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                                                                       EXHIBIT 1

                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                             TROUTT PARTNERS, LTD.

I.  FORMATION AS A TEXAS LIMITED PARTNERSHIP

    This limited partnership is created under the Texas Revised Limited Partnership Act, Article 6132a-1, Vernon's Texas Revised Civil Statutes, this 15/th/ day of August 1996, among the undersigned General and Limited Partners. This Partnership will become effective upon the execution of this Agreement and the filing of the Certificate of Limited Partnership with the Texas Secretary of State ("Effective Date"). The Partnership will not conduct any business until the Effective Date.

II. PARTNERSHIP NAME

    The name of the Partnership is  Troutt Partners, Ltd.

III.  REGISTERED AGENT, REGISTERED ADDRESS, AND PRINCIPAL OFFICE

    The registered agent and street address for the Partnership in the State of Texas is: Kenny Allan Troutt, at 10595 Strait Lane, Dallas, Texas 75229. The street address of the Partnership's principal office in the United States is:
10595 Strait Lane, Dallas, Texas 75229. All records of the Partnership required by the Act will be maintained at the principal office.

IV. DEFINITIONS

    The use of any of the following defined terms in their uncapitalized form shall indicate that the words have their normal meaning.

    A. "Act" means the Texas Revised Limited Partnership Act, as amended and any successor statute.

    B. "Additional Proceedings" is defined in Article XVIII, Section K., of this Agreement.

    C. "Agreed Value" means the fair market value of any contributed or distributed property net any liability assumed or taken subject to, as fair market value is determined by the General Partner using any reasonable method of valuation.

    D.  "Agreement"  means this Agreement of Limited Partnership as amended.

    E. "Allocation Regulations" means Treasury Regulations promulgated under Sections 704(b) and 704(e) of the Code.

    F. "Assignee" means a person who has acquired all or a portion of a beneficial interest in a Partnership Interest. An Assignee has only the rights granted under Section 7.02 of the Act. An Assignee does not have the right to become a Partner except as provided in this Agreement or in Section 7.04 of the Act.

    G. "Appraisal" means, unless the context indicates otherwise, a written valuation report by an Appraiser that describes and values the fair market value of an ownership interest in the Partnership.

    H. "Appraiser" means a person or firm qualified to perform business Appraisals of partnerships and ownership interests in partnerships.

    I. "Built-In Gain" with respect to any Partnership property means (1) as of the time of contribution, the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes and (2) in the case of any adjustment to the Carrying Value of any Partnership property pursuant to Article IX, Section B., of this Agreement, the Unrealized Gain.

    J. "Built-In Loss" with respect to any Partnership property means (1) as of the time of contribution, the excess of the adjusted basis for federal income tax purposes of any Contributed Property over its Agreed Value and (2) in the case of any adjustment to the Carrying Value of any Partnership property pursuant to Article IX, Section B, of this Agreement, the Unrealized Loss.

    K. "Capital Account" shall have the meaning ascribed to it in Article IX of this Agreement.

    L. "Capital Contribution" means the Agreed Value of any property and the amount of cash contributed to the Partnership.

    M. "Carrying Value" with respect to any Contributed Property, means the Agreed Value of the property reduced as of the time of determination by all book depreciation, cost recovery and amortization deductions charged to the Capital Accounts and an appropriate amount to reflect any sales, retirements or
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other dispositions of assets included in such property and, with regard to other
Property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in Article IX of this Agreement and, at the time the Carrying Value of a Property is so adjusted, such property shall thereafter be deemed to be a Contributed Property contributed as of the date of adjustment.

    N.  "Code"  means the Internal Revenue Code of 1986, as amended.

    O. "Contributed Property" means any property other than cash contributed to the Partnership.

    P.  "Default Interest Rate" means the rate per annum equal to the lesser of
(1) the Wall Street Journal prime rate as quoted in the money rates section of
        -------------------
the Wall Street Journal which is also the base rate on corporate loans at large
    -------------------
United States money center commercial banks as its prime commercial or similar reference interest rate, with adjustments to be made on the same date as any change in the rate, and (2) the maximum rate permitted by applicable law.

    Q. "Distributable Cash" means, at the time of determination, all Partnership cash derived from the conduct of the Partnership's business, other than (1) Capital Contributions with interest earned pending its utilization, (2) financing proceeds, (3) reserves for working capital, and (4) other amounts that the General Partner reasonably determines to be necessary for the proper operation of the Partnership's business and its winding up and liquidation.

    R. "Effective Date" means the date when this Partnership becomes effective as defined in Article I of this Agreement.

    S. "Family" means Kenny Allan Troutt and Lisa Elaine Troutt and their descendants.

    T. "Family Assets" means all Property owned by the Family, individually or in combination with others, which has been contributed to or acquired by the Partnership.

    U. "General Partner" or "General Partners" means the Person(s) designated as General Partner(s) on Schedule A and any successor General Partner(s) admitted pursuant to the terms of this Agreement.

    V. "General Partnership Interest" means the Partnership Interest owned by a General Partner.

    W. "Limited Partner" or "Limited Partners" means the Person(s) admitted to the Partnership as original, additional or substituted Limited Partners as reflected on Schedule A as amended.

    X. "Limited Partnership Interest" means the Partnership Interest owned by a Limited Partner.

    Y. "Liquidator" means the General Partner or, if there are no remaining General Partners, a person or committee selected by a Majority in Interest of Limited Partners who will commence to wind up the affairs of the Partnership and to liquidate and sell its properties when there has been a dissolution or termination without reconstitution of the Partnership. "Liquidator" shall also refer to any successor or substitute Liquidator.

    Z. "Majority in Interest" means those Partners whose Sharing Ratios aggregate more than fifty percent (50%) of the Sharing Ratios of all Partners.

    AA. "Majority in Interest of Limited Partners" means those Limited Partners whose Sharing Ratios aggregate more than fifty percent (50%) of the Sharing Ratios of all Limited Partners.

    AB. "Partner" shall mean a partner (whether limited or general) of the Partnership and "Partners" shall mean all the General and Limited Partners of the Partnership.

    AC. "Partnership" shall mean the limited partnership formed under this Agreement, as constituted or amended.

    AD. "Partnership Interest" means the ownership interest and rights of a Partner in the Partnership, including, without limitation, his right to a distributive share of the Profits and Losses and the Property of the Partnership. Partnership Interest shall initially be the percentage set forth opposite the Partner's name on Schedule A and shall be determined by the ratio of his Capital Accounts to the Capital Accounts of all Partners. The Partnership Interest of each Partner will be synonymous with that Partner's Sharing Ratio.

    AE. "Partnership Purposes" shall be those purposes set out in Article V of this Agreement.

    AF. "Permitted Transferee" means (1) a spouse of a Partner other than a spouse who is legally separated under a decree of separate maintenance or a

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spouse who is a party to a pending divorce proceeding; (2) a descendant of a
Partner, including descendants by adoption if the adoption was a court adoption of a minor under five (5) years of age; (3) any parent or sibling of a Partner;
(4) a descendant of a sibling of a Partner including those by adoption as defined in (2) above; (5) a trust created for the benefit of anyone in (1) through (4) above; (6) any organization described in each of the following sections of the Code: Section 170(b)(1)(A), Section 170(c), Section 2055(a) and
Section 2522(a); (7) a charitable remainder trust created under Section 664 of the Code; and, (8) a charitable lead trust.

    AG. "Person" means any individual, estate, partnership, corporation, trust, unincorporated association, limited liability company, joint venture or any other entity.

    AH. "Profits" and "Losses" means for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

    1. any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

    2. any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Allocation Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

    3. gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

    4. depreciation and amortization on Property shall be computed by reference to the Carrying Value of the such Property.

    5. notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Article X, Section B.3. of this Agreement shall not be taken into account in computing Profits or Losses.

    AI. "Property" means all real and personal property which has been contributed to or acquired by the Partnership and all increases and decreases applicable to the Property.

    AJ. "Required Consent" means the consent of all General Partners and of a Majority in Interest of Limited Partners.

    AK. "Regulations" means Treasury Regulations promulgated under the Code as amended.

    AL. "70 Percent in Interest" means those Partners whose aggregate Sharing Ratios equal seventy percent (70%) or more of the Sharing Ratios of all Partners.

    AM. "70 Percent in Interest of Limited Partners" means those Limited Partners whose aggregate Sharing Ratios equal seventy percent (70%) or more of the Sharing Ratios of all Limited Partners.

    AN. "Section 704(e) Capital Account" shall have the meaning ascribed to it in Article IX of this Agreement.

    AO. "Section 704(e) Carrying Value" shall have the meaning ascribed to it in Article IX of this Agreement.

    AP. "Sharing Ratio" means the ratio of a Partner's Capital Account to the Capital Accounts of all Partners, or, if applicable, the ratio of a Partner's
Section 704(e) Capital Account to the Section 704(e) Capital Accounts of all Partners. The Sharing Ratio of each Partner will be synonymous with his Partnership Interest. Each Partner's Sharing Ratio is subject to change over time as provided in this Agreement. Section 704(e) Capital Accounts and Section 704(e) Carrying Values are maintained in order to insure that allocations under
Article X are made in accordance with Section 704(e) of the Code. Section 704(e) Capital Accounts and Section 704(e) Carrying Values are applicable for determining Sharing Ratios for any period beginning immediately after an adjustment has been made under Article IX, Section C. and ending immediately before any next succeeding adjustment under Article IX, Section B.

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    AQ.  "Unanimous Consent" means the consent of all Partners.

    AR. "Unrealized Gain" attributable to a Partnership property means the excess of the fair market value of the property over the Carrying Value or the
Section 704(e) Carrying Value, as the case may be, of the property as of the date of determination.

    AS. "Unrealized Loss" attributable to a Partnership property means the excess of the Carrying Value or the Section 704(e) Carrying Value, as the case may be, of the property over the fair market value of the property as of the date of determination.

V.  PURPOSES

    A. Purposes. The purpose of the Partnership is to make a Profit, increase wealth, and provide a means for the Family to become knowledgeable of, manage, and preserve Family Assets. The Partnership will accomplish the following:

      1. provide resolution of any disputes which may arise among the Family in order to preserve family harmony and avoid the expense and problems of litigation;

      2.  maintain control of Family Assets;

      3.  consolidate fractional interests in Family Assets;

      4.  increase Family wealth;

      5. establish a method by which annual gifts can be made without fractionalizing Family Assets;

      6. continue the ownership of Family Assets and restrict the right of non-Family to acquire interests in Family Assets;

      7. provide protection to Family Assets from claims of future creditors against Family members;

      8. prevent the transfer of a Family member's interest in the Partnership as a result of a failed marriage;

      9. provide flexibility in business planning not available through trusts, corporations, or other business entities;

      10. facilitate the administration and reduce the cost associated with the disability or probate of the estate of Family members; and

      11.  promote knowledge of and communication about Family Assets.

    B. Foreign Jurisdictions. The Partnership is authorized to engage in all business permitted by the Act. If the Partnership qualifies to do business in a foreign jurisdiction, then it may transact all business permitted in that jurisdiction. There is no jurisdictional restriction upon Property or activity of the Partnership.

    C. Specific Authority. To accomplish the Partnership Purposes, the Partnership has, but is not limited to, the following authority:

      1. to purchase, sell, invest and deal in the following: stocks, bonds, notes, evidences of indebtedness of any Person, domestic or foreign, bonds and any other obligations of any governmental entity, domestic or foreign, bills of exchange and commercial paper, and any other securities; and gold, silver, grain, cotton, and other commodities and provisions usually dealt on exchanges or over-the-counter markets;

      2. to engage in the real estate business; acquire, own, hold, develop, and operate real estate properties, either as operator, managing agent, principal, agent, partner, stockholder, syndicate member, associate, joint venturer, participant, or otherwise; invest in and raise funds for real estate development and operation; purchase, construct, acquire, own, develop, operate, lease, mortgage, pledge, sell or otherwise dispose of buildings, fixtures, and improvements; and do anything necessary or incident to the real estate business;

      3. to engage in farming and ranching business; acquire, own, hold, develop, and operate farm and ranching properties, either as operator, managing agent, principal, agent, partner, stockholder, syndicate member, associate, joint venturer, participant, or otherwise; invest in and raise funds for farming and ranching; purchase, construct, acquire, own, develop, operate, lease, mortgage, pledge, sell or otherwise dispose of crops, livestock, and facilities; and do anything necessary or incident to farming and ranching;

      4. to invest Partnership Property or carry on a trade or business, form all types of business entities

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or trusts; or acquire general or limited partnership interests in a partnership, membership interests in a limited liability company or a joint venture, shares in a corporation, or interests in any syndication;

      5. to buy, sell, lease, and deal in services, personal property, and real property; and engage in any other trade, business, or investment activity;

      6. to buy, sell, trade, exchange, acquire, transfer, assign, lease, develop, manage, and operate oil, gas and other mineral interests, either alone or together with others;

      7. to operate any lawful business enterprise which accomplishes other Partnership Purposes;

      8. to guarantee the financial transactions of others, with or without charging a fee;

      9. to borrow and lend money; and, unless prohibited, allow a Partner to lend money to and transact other business with the Partnership or Partners;

      10. to invest and reinvest any of the Property or income of the Partnership, whether or not the original purpose for the investment has been accomplished, and it being the understood that, until the end of the term of the Partnership, the investment objectives of this Partnership are to continue until the Partnership is dissolved and its affairs wound up;

      11. to purchase, lease, acquire, sell or dispose of machinery, equipment, buildings and other depreciable property;

      12. to purchase, lease, acquire, hold, operate, sell, lease or dispose of full or fractional interests in improved or unimproved real and personal property;

      13. to borrow or raise money by the issuance, acceptance, endorsement or execution of notes, drafts, bills of exchange, warrants, bonds, debentures, instruments or evidences of indebtedness, securing the indebtedness by mortgage, pledge, transfer or assignment in trust of all or any part of the Property; and by selling, pledging or disposing of obligations of the Partnership;

      14. to operate one or more offices, lease or acquire office space, engage personnel and do all things necessary to operate the office;

      15. to carry insurance as the General Partner may deem necessary and appropriate;

      16. to make, enter into, deliver and perform all contracts, agreements or undertakings, pay all costs and expenses and perform all acts deemed appropriate by the General Partner to carry out the Partnership Purposes.

    D. Customary Activities. The General Partner may take any action permitted by this Agreement and the Act to accomplish the Partnership Purposes. This shall include any act customary or reasonably related to the acquisition, ownership, management, sale, investment, reinvestment, or financing of the Partnership Property. These customary activities shall include, but not be limited to, buying and selling options, short sales, hedging, and purchases on margin.

VI.    TERM OF THE LIMITED PARTNERSHIP

    The Partnership shall be a term-of-years partnership pursuant to the Act. The Partnership will begin upon the Effective Date and may not continue beyond December 31, 2045. The Partnership may be terminated and wound up at any time by Unanimous Consent unless sooner terminated and wound up in accordance with the Act or this Agreement.

VII.  PARTNERS

    A. Admission of New Partners. The initial Partners are those Partners who executed this Agreement as General and Limited Partners as of the Effective Date. After the Effective Date, no Person shall be admitted as a Partner except as provided in this Agreement and the Act. Once the Person has been admitted as a Partner, he shall have the rights and obligations of a Limited Partner or General Partner, as applicable. Any new Partner will be required to accept and assume the terms and conditions of this Agreement in writing.


    B.  Management by General Partners.

      1. The General Partner shall be responsible for the exclusive management, operation and control of the business and affairs of the Partnership. The General Partner shall act as a "manager" of the Partnership. If there is more than one General Partner, all obligations of the General Partners under this Agreement shall be joint and several. Any actions taken by the General Partners shall be valid if approved by a majority of the General Partners.

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      2.  The General Partners by unanimous consent of the General Partners may designate a managing Partner ("Manager"). The Troutt Family Trust is hereby designated as the initial Manager of this Partnership. A designated Manager shall serve until the designation is revoked by unanimous consent of the Limited Partners (including any Limited Partnership interest held by the Manager as a Limited Partner) and all of the other General Partner(s), if any, or the Manager ceases to serve for any other reason. If a Manager is designated, the Manager is authorized and directed to manage and control the assets and the business of the Partnership. The Manager may exercise all of the powers which could be exercised by majority consent of the General Partners. If a Manager is designated, any reference to "General Partner" in this Agreement shall also include "Manager" if applicable.

      3. The General Partner may hire employees of the Partnership, appoint any individual as an officer of the Partnership, and delegate to the officer or employee any power or duty a General Partner may have. The fact that a Partner is directly or indirectly affiliated with any person shall not prohibit that person from being employed or dealing with the Partnership. Any employment or dealing shall be done at reasonable rates for similar services, supplies, or materials.

      4. A General Partner will have the authority to employ, select, remove, and change the authority and responsibility of any consultants or professionals as the General Partner considers necessary to assist in the prudent management of the Partnership and its Property.

      5. The General Partner shall remain responsible to the Partnership for the acts or omissions of the Manager, agent, or employee and for performance of their General Partner duties provided for in this Agreement or the Act.

    C. Admission of Additional General Partner. Additional General Partners may be admitted as provided in Article XVI, Section C.4.

    D. Removal of a General Partner. Notwithstanding anything herein to the contrary, a General Partner may not be removed unless there is at least one remaining General Partner. Except as otherwise provided in this Agreement, if a General Partner is in material breach of his obligations and does not cure, or commence and diligently prosecute the curing of, such breach within 90 days after notice thereof by any of the Limited Partners, or if he has committed any act or omission of fraud or malfeasance to the injury of the Partnership, then said General Partner may be removed upon vote of 70 Percent in Interest of Limited Partners.

    E. Authority of a General Partner. The General Partner shall have full power to do all things appropriate in carrying out the Partnership Purposes, including authority to:

      1. sell, exchange, assign, convey, lease and/or transfer legal and equitable title to the Partnership Property on terms and conditions deemed reasonable by the General Partner;

      2. acquire, utilize for Partnership Purposes, and operate, improve, and develop any Partnership Property;

      3. retain, without liability, any property in the form in which it is received without regard to its productivity or the proportion that any one asset or class of assets may bear to the whole;

      4. register or take title to Partnership assets in the name of the Partnership or as Trustee, with or without disclosing the identity of his principal, or to permit the registration of securities in "street name" under a custodial arrangement with an established securities brokerage firm, trust department, or other custodian;

      5. borrow money, finance, refinance or otherwise incur obligations for the account of the Partnership and pledge, mortgage, and grant a security interest in the Property;

      6. carry out the Partnership Purposes through other partnerships, corporations, limited liability companies, or other entities;

      7.  compromise claims against the Partnership;

      8. make any election under any tax law in the manner the General Partner deems advisable, the election or failure to elect of which shall not result in any cause of action against the General Partner;

      9. execute and/or accept any instrument, conveyance, or agreement incident to the Partnership's business or property without the joinder, ratification, or consent of the Partners;

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      10.  pay all Partnership debts, obligations, and expenses;

      11. perform the Partnership's obligations, and exercise all of the Partnership's rights, under any agreement to which the Partnership or any nominee of the Partnership is a party;

      12. loan funds to any Partner on terms and conditions deemed reasonable by the General Partner;

      13. advance any monies to the Partnership required for the business of the Partnership, but with no obligation to do so;

      14. acquire and determine the amounts of insurance coverages required by the Partnership Purposes, Property, and/or business;

      15. enter into contracts and business undertakings to further the Partnership Purposes;

      16. open and maintain bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

      17.  maintain the Partnership Property in good order;

      18.  collect sums due the Partnership;

      19. invest and reinvest Property to accomplish Partnership Purposes, including but not limited to investing the Property in accordance with the Modern Portfolio Theory;

      20. make distributions of Distributable Cash subject to other provisions of this Agreement;

      21. execute and file certificates or instruments as required or permitted by the Act and any other laws of the State of Texas or any other jurisdiction where the Partnership does business;


    F.  Restrictions on General Partner.   The General Partner will not have the
                                                                    ---
authority to enter into any of the following transactions without Unanimous
Consent:

      1. prior to the actual termination of the Partnership, sell substantially all of the Property in liquidation or cessation of business;

      2.  confess a judgment against the Partnership;

      3.  do any act in violation of this Agreement;

      4. possess Property or assign the right of the Partnership or its Partners in specific Property for other than a Partnership Purpose;

      5. make, execute, or deliver any assignments for the benefit of creditors, or on the assignee's promise to pay the debts of the Partnership;

      6. do any act for which the consent of the Limited Partners is required by the Act;

    G.  Requirement of Unanimous Consent.  The General Partner will not have the
                                                                    ---
authority to enter into any of the following transactions without Unanimous
Consent:

      1. terminate, liquidate and wind up the Partnership, except as otherwise provided in Article XVI, Section A.2. of this Agreement;

      2. admit additional or substitute partners except as otherwise provided in Article XIII, Section B., of this Agreement;

      3. do any act that would make it impossible to carry on the Partnership Purposes and business of the Partnership;

      4. engage in any business activity other than that which is consistent with the Partnership Purposes;

      5. amend this Agreement except as provided for elsewhere in this Agreement.

    H. Compensation and Reimbursement of General Partner. The General Partner shall diligently and faithfully devote the time to the management of the Partnership necessary to serve the Partnership Purposes and shall perform all of the duties of a General Partner which are provided for in this Agreement and the Act. A General Partner will be entitled to a reasonable annual compensation for services rendered to the Partnership, reasonable compensation to be measured by the time required in the administration of the Partnership, the value of property under the General Partner's administration, and the responsibilities assumed in the discharge of the duties of office and shall comply with Section 704(e) of the Code, if applicable. This compensation shall be a guaranteed

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payment.  The General Partner will be entitled to reimbursement of all reasonable and necessary business expenses incurred in the administration of the Partnership. If the cash flow of the Partnership is insufficient to pay the compensation, the unpaid portion of the compensation may be deferred and bear interest at the Default Interest Rate. Payments to the General Partner for services rendered to the Partnership will not be a return on invested capital, but will be paid as compensation for services rendered.

    I.  Liability and Indemnification of General Partner.
      1. A General Partner will owe a fiduciary obligation to the Partnership and to each of the Partners, such obligation to include the duty of loyalty and the duty of care.

      2. To the extent Texas law will permit, a General Partner who succeeds another will be responsible only for the property and records delivered by or otherwise acquired from the preceding General Partner, and may accept as correct the records of the preceding General Partner without duty to audit the records or to inquire further into the administration of the predecessor and without liability for a predecessor's errors and omissions.

      3. A General Partner will not have liability for loss of income from or depreciation in the value of the property which was retained in the form which the General Partner received it.

      4. The General Partner shall be entitled to all indemnification authorized in the Act.

      5. Each General Partner shall indemnify, save and hold harmless the Partnership and each of the Limited Partners from any loss, damage, claim or liability incurred by them, including but not limited to reasonable attorneys' fees and expenses.

      6. Pursuant to the Act, the Partnership shall indemnify, save and hold harmless the General Partner, its beneficiaries, trustees, affiliates, officers, directors, partners, employees, and agents from any loss, damage, claim or liability, including but not limited to direct and indirect costs and reasonable attorneys' fees and expenses, incurred by them by reason of any act performed by the General Partner on behalf of the Partnership or in furtherance of the Partnership Purposes; provided, however, that this indemnity from the Partnership shall be satisfied out of Partnership assets only.

      7. The Partnership may purchase insurance to minimize all or part of any indemnification risk.

      8. For purposes of this section the term "General Partner" shall also refer to the General Partners' heirs, administrators, executors, successors and assigns.

    J.  Waiver of Self-Dealing.

      1. The General Partner shall have the authority to enter into any transaction on behalf of the Partnership despite the fact that another party to the transaction may be (1) a trust of which a Partner is a trustee or beneficiary; (2) an estate of which a Partner is a personal representative or beneficiary; (3) a business controlled by one or more Partners or a business of which any Partner is also a director, officer or employee; (4) any affiliate, employee, stockholder, associate, manager, partner, or business associate; (5) any Partner, acting individually; or (6) any relative of a Partner; provided the terms of the transaction are no less favorable than those the Partnership could obtain from unrelated third parties.

      2. It is expressly understood that each Partner is entitled to invest his personal assets for his own account and is entitled to conduct his personal affairs and investments without regard to whether they constitute a Partnership "opportunity."

      3. A Partner may engage in or possess an interest in any other business or venture of any nature and description, independently or with others, including ones in competition with the Partnership, with no obligation to offer to the Partnership or any other Partner the right to participate. Neither the Partnership nor its Partners shall have by virtue of this Agreement any right in any independent venture or its income or Profits.

    K. Amendment to Certificate of Limited Partnership. If a General Partner is unwilling or unable to sign a required amendment to the Certificate of Limited Partnership, the amended certificate may be signed by any remaining or successor General Partner(s). Each General Partner appoints his successor and any remaining General Partner(s), if any, as his attorney in fact to sign the amended certificate.

    L.  Reliance by Third Parties.

      1. Any Person dealing with the Partnership, other than a Partner, may rely on the authority of the General Partner in taking any action in the name of

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the Partnership without inquiry into the provisions of this Agreement.  Any document executed by the General Partner shall be deemed to be the action of the Partnership as to any third parties. No purchaser, tenant, transferee or obligor will have any obligation to see to the application of payments made to the General Partner.

      2. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

        a.  the identity of the Partners;

        b.  any conditions precedent to acts by the Partnership;

        c. the Persons who are authorized to execute any documents and bind the Partnership; and

        d.  any other matter involving the Partnership or any Partner.

    M. Limited Partners' Liability and Authority to Act. No Limited Partner shall be personally liable for all or any part of the debts or other obligations of the Partnership. The Limited Partners shall not take part in the management or control of the business, or transact any business of the Partnership or have power to sign for or to bind the Partnership. However, this provision shall not prevent a Limited Partner from acting in a capacity or exercising a power enumerated in Section 3.03(b) of the Act.

    N.  Voting of Limited Partners.

      1. Limited Partners shall have the right to vote upon the matters listed below:

        a.  removal of the General Partner;

        b.  election of a successor General Partner;

        c.  termination and dissolution of the Partnership;

        d.  amendment of this Agreement;

        e.  the extension of the term of the Partnership; and

        f. any matter requiring the vote of the Limited Partners as set out elsewhere in this Agreement or in the Act.

      2. Those matters to be voted on by the Limited Partners can be done by written consent. Such a written consent may be utilized at any meeting of the Partners, or it may be utilized in obtaining approval by the Partners without a meeting.


    O.  Restrictions of Limited Partners.

      1. No Limited Partner shall have the right to withdraw from the Partnership or to receive a return of any of its contributions to the Partnership until the Partnership is terminated and its affairs wound up in accordance Section 8.04 of the Act and this Agreement. A Limited Partner will breach this Agreement if he (1) attempts to withdraw from the Partnership, (2) interferes in the management of the Partnership affairs, (3) engages in conduct which could result in the Partnership losing its tax status as a partnership,
(4) engages in conduct that tends to bring the Partnership into disrepute, (5) owns a Partnership Interest that becomes subject to a charging order, attachment, garnishment, or similar legal proceedings, (6) breaches any confidentiality provisions of this Agreement, or (7) fails to meet any commitment to the Partnership. A Limited Partner who is in breach of this Agreement shall be liable to the Partnership for damages caused by the breach. The Partnership may offset for the damages against any distributions or return of capital to the Limited Partner who has breached this Agreement.

      2. No Limited Partner shall have the right or power to cause the dissolution and winding up of the Partnership by court decree or otherwise.

    P.  Partnership Communication.

      1. At least once a year, and as soon as possible after the financial statements are completed, a meeting shall be held for all Partners. The General Partner shall review and discuss the financial statements at the meeting and report to the Limited Partners the financial condition of the Partnership. The annual meeting shall be held at a place designated by the General Partner on or before the third Tuesday in April of each year. All Partners shall receive prior notice of dates, time, and place of the meeting.

      2. The General Partner or 70 Percent in Interest of Limited Partners may establish an Advisory Committee of the Partnership consisting of three or more Limited Partners (the "Advisory Committee"). If the Advisory Committee is established, at least once each calendar year, the General Partner, on notice

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to each member on or before the tenth day prior to the meeting, shall call a meeting of the Advisory Committee, at which the General Partner apprises it generally of the business and affairs of the Partnership since the latest meeting of the Advisory Committee. The Advisory Committee may make recommendations to or otherwise advise and consult with the General Partner regarding the business and affairs of the Partnership; however, the Advisory Committee is not authorized to take any action on behalf of the Partnership or to compel any Partner to take any action. The Advisory Committee may make a report of the meeting to the remaining Limited Partners.

    Q. Ownership of Partnership Property. All Property shall be owned by and in the name of the Partnership. Each Partner expressly waives the right to require partition of any Property. The Partners shall execute any documents that may be necessary to reflect the Partnership's ownership of its Property and shall record the documents in the public offices that may be necessary or desirable in the discretion of the Partners. No Partner shall have the right or power to demand or receive Property other than cash in return for his contribution.

    R.  Confidentiality of Information.

      1. Each Partner is entitled to all information under the circumstances and subject to the conditions stated in this Agreement and the Act. The Partners agree, however, that the General Partner or 70 Percent in Interest of Limited Partners may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, Property, and financial condition of the Partnership shall be kept confidential and not provided to some or all other Limited Partners, and that it is not just or reasonable for those Partners or Assignees or representatives to examine or copy that information.

      2. The Partners acknowledge that they may receive information regarding the Partnership in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Partnership or Persons with which it does business. Each Partner shall hold in strict confidence any information it receives regarding the Partnership that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Partner, except for disclosures (1) compelled by law (but the Partner must notify the General Partner or 70 Percent in Interest of Limited Partners, as appropriate, promptly of any request for that information, before disclosing it, if practicable), (2) to advisers or representatives of the Partner or Assignees of the Partner, but only if they have agreed to be bound by the provisions of this section, or (3) of information that Partner also has received from a source independent of the Partnership that the Partner reasonably believes obtained that information without breach of any obligation of confidentiality. The Partners acknowledge that breach of the provisions of this section may cause irreparable injury to the Partnership for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Partners agree that the provisions of this section may be enforced by specific performance.

    S. Classes. This Partnership shall have only one class of Partnership Interest.

    T. Voting of Stock of Controlled Corporations. Any other provision of this Partnership Agreement to the contrary notwithstanding, any time that the Partnership holds stock of a controlled corporation, as defined in Section 2036(b) of the Code and the regulations thereunder, with respect to any Partner, each Partner will have the right to vote a number of such shares of stock equal to the total number of shares of such stock owned by the Partnership times the Partnership Interest for such Partner.

VIII.  CAPITAL CONTRIBUTIONS

    A. Initial Contributions. Each Partner shall contribute to the Partnership, as his initial Capital Contribution, the property described in Schedule A attached as part of this Agreement.

    B. Optional Contributions. The Partners shall be permitted to make additional Capital Contributions to the Partnership on a pro rata or non-pro rata basis. Optional Capital Contributions by a Limited Partner will be subject to the consent of the General Partner. Optional Capital Contributions by a General Partner will be subject to the consent of 70 Percent in Interest of Limited Partners. The required consent need not be in writing, and any optional Capital Contributions will be presumed to have been made with the required consent unless there is clear and convincing evidence to the contrary. The General Partners are required to maintain an aggregate General Partnership Interest of at least 1% at all times.

    C. Required Contributions. If required in the discretion of the General Partner, the Partners will be required to make additional Capital Contributions to

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the Partnership to meet operating expenses of the Partnership within thirty
(30) days from date of written notice by the General Partner. Any required Capital Contributions shall be made pro rata, in accordance with the Partners' Sharing Ratios unless otherwise agreed to by all Partners in writing.

    D. All or any part of one or more of the Capital Contributions of the Limited Partners may be made by one or more of the other Partners on behalf of such Limited Partner as a gift.

    E. To simplify Partnership accounting, any adjustment to the Sharing Ratios of the Partners caused by required or optional Capital Contributions shall be made as of the end of the calendar quarter in which the contributions were made.

    F.  Failure to Contribute.

      1. If a Partner fails to make a required Capital Contribution, the Partnership may exercise, on notice to that Partner (the "Delinquent Partner"), one or more of the following remedies:

        a. taking such action, at the cost and expense of the Delinquent Partner, to obtain payment by the Delinquent Partner of the portion of the Delinquent Partner's Capital Contribution that is in default, together with interest on that amount at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made;

        b. permitting the Partners, in proportion to their Sharing Ratios or in such other percentages as they may agree (the "Lending Partner", whether one or more), to advance the portion of the Delinquent Partner's Capital Contribution that is in default, with the following results:

          (1) the sum advanced constitutes a loan from the Lending Partner to the Delinquent Partner and a Capital Contribution of that sum to the Partnership by the Delinquent Partner,

          (2) the principal balance of the loan and all accrued unpaid interest is due and payable on the tenth day after written demand by the Lending Partner to the Delinquent Partner,

          (3) the amount lent bears interest at the Default Interest Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued, is repaid to the Lending Partner,

          (4) all distributions from the Partnership that would be made to the Delinquent Partner shall be paid to the Lending Partner until the loan and all interest accrued have been paid in full,

          (5) the payment of the loan and interest accrued is secured by a security interest in the Delinquent Partner's Partnership Interest,

          (6) the Lending Partner has the right, in addition to the other rights and remedies granted to it under this Agreement or at law or in equity, to take any action, at the cost and expense of the Delinquent Partner, that the Lending Partner may deem appropriate to obtain payment by the Delinquent Partner of the loan and all accrued and unpaid interest;

        c. exercising the rights of a secured party under the Uniform Commercial Code of the State of Texas; or

        d. exercising any other rights and remedies available at law or in equity.

      2. Each Partner grants to the Partnership, and to the Lending Partner with respect to any loans made to that Partner, as security, equally and ratably for the payment of all Capital Contributions that Partner has agreed to make and the payment of all loans and interest accrued made by Lending Partners to that Partner, a security interest in its Partnership Interest under the Uniform Commercial Code of the State of Texas. On any default in the payment of a required Capital Contribution or in the payment of a loan or interest accrued, the Partnership or the Lending Partner, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas with respect to the security interest granted. Each Partner shall execute and deliver to the Partnership and the other Partners all financing statements and other instruments that the General Partner or the Lending Partner, as applicable, may request to effectuate and carry out the preceding provisions of this section. At the option of the General Partner or a Lending Partner, this Agreement or a carbon, photographic, or other copy of this Agreement may serve as a financing statement.

    G. Right to Demand Return of Capital Contribution. No Partner shall have the right to demand the return of all or any part of his Capital Contributions.

IX.       CAPITAL ACCOUNTS

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    A.  General.  A "Capital Account" shall be established for each Partner and shall be maintained at all times throughout the existence of the Partnership in a manner so as to correspond with the rules set forth in the Allocation Regulations. A Partner's Capital Account shall be increased by (1) the amount of his Capital Contribution to the Partnership, and (2) allocations of income or gain to the Partner for partnership book purposes pursuant to Article X, and shall be reduced by (1) the amount of money distributed to the Partner by the Partnership, (2) the Agreed Value of any property distributed to the Partner by the Partnership, and (3) allocations of deduction or loss to the Partner for Partnership book purposes by the Partnership pursuant to Article X. The Capital Accounts of the Partners shall not bear interest.

    B. Additional Interests. If any additional Partnership Interests are to be issued in consideration for a contribution of Property or cash (other than a de minimis amount) or if any Property or cash (other than a de minimis amount) is to be distributed in liquidation of the Partnership or a Partnership Interest, the Capital Accounts of the Partners and the Carrying Value of all Property shall, immediately prior to such issuance or distribution, be adjusted (consistent with the provisions of Section 704(b) of the Code and the Allocation Regulations) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Property (as if the Unrealized Gain or Unrealized Loss had been recognized upon actual sale of the Property upon a liquidation of the Partnership immediately prior to issuance).

    C. Transfers. If all or any portion of a Partnership Interest is transferred to a Permitted Transferee as a gift or deemed gift, the Capital Accounts of the Partners and the Carrying Value of all Property shall, immediately prior to such transfer, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Property in a manner similar to that set forth in Section B. of this Article. The Capital Accounts and Carrying Values so determined under this Section C. shall be referred to as the "Section 704(e) Capital Accounts" and "Section 704(e) Carrying Values," respectively. The Section 704(e) Capital Accounts and Section 704(e) Carrying Values shall thereafter be adjusted in the same manner as Capital Accounts and Carrying Values.

    D. Account Succession. Except as otherwise required by the Allocation Regulations, in the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account and the Section 704(e) Capital Account of the transferor to the extent it relates to the transferred interest.

    E. Deficit Restoration. No Partner will be required to restore a deficit in his Capital Account upon liquidation of the Partnership or the Partner's Partnership Interest.

    F. General Partner's Interest. The General Partner's General Partner Interest will be maintained separately from any Limited Partnership Interest which he may have.

X.     ALLOCATIONS

    A. General. Except as otherwise provided in this Article X, for federal income tax purposes, each item of income, gain, loss and deduction will be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to this Article X.

    B. Profits and Losses. Except as provided in this Article X., Profits and Losses shall be allocated as follows:

      1.  Losses shall be allocated:

        a. First, to the Partners in accordance with such Partners' Sharing Ratios but only to the extent of such Partners' Capital Accounts.

        b.  Second, any remaining Losses shall be allocated to the General
Partner.

      2.  Profits shall be allocated:

        a. First, to the General Partner to the extent of any Losses previously allocated to the General Partner under Section X.B.1.b. above.

        b. Second, to the Partners in accordance with such Partners' Sharing Ratios.

      3. Notwithstanding the preceding allocations, and to the extent the General Partner deems it necessary to insure that the Agreement and the allocations thereunder meet the requirements of Section 704 of the Code and the Allocation Regulations, allocations of the following type and in the following priority will be made to the appropriate Partners in the necessary and required amounts as set forth in the Regulations before any other allocations under this subsection 3:

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        a. Partner nonrecourse debt minimum gain chargeback under Regulations
Section 1.704-2(i);

        b. Partnership minimum gain chargeback under Regulations Section 1.704-2(f) (provided that the General Partner may seek a waiver of such chargeback in appropriate circumstances under Regulations Section 1.704-2(f)(4) in its sole discretion);

        c. in the event any Partners unexpectedly receive any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)
(ii)(d)(4), (5), or (6), items of Partnership income and gain to such Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts (excluding from such deficit balance amounts Partners are obligated to restore under this Agreement or are treated as obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h), 1.704-2(g), or 1.704-2(i)(5)) created by such adjustments, allocations, or distributions as quickly as possible and in a manner which complies with Regulations Section 1.704-1(b)(2)(ii)(d);

        d. Partner nonrecourse deductions under Regulations Section 1.704-2(i) which will in all cases be allocated to the Partner which bears economic risk of loss for the indebtedness to which such deductions are attributable; and

      all of the allocations made pursuant to the preceding portions of this Section B.3. will be taken into account in computing subsequent allocations of Profits and Losses pursuant to this Section B. so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each Partner pursuant to this Section B. will, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to this Section B. if this Section B.3. had not applied. Pursuant to Regulations
Section 1.752-3(a)(3), solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership (as defined in Regulations Section 1.752-3(a)(3)), the Partners' respective interests in Profits will be equal to their Sharing Ratio.

    C. Transferor - Transferee Allocations; Section 754 Election. Income, gain, loss, deduction or credit attributable to any interest in the Partnership which has been transferred shall be allocated between the transferor and the transferee under any method allowed under Section 706 of the Code as agreed by the transferor and the transferee. The General Partner, at his discretion, may make the election provided under Section 754 of the Code and any corresponding provision of applicable state law.

    D. Reliance on Advice of Accountants and Attorneys. The General Partner shall have no liability to the Limited Partners or the Partnership if he relies upon the written opinion of tax counsel or accountants retained by the Partnership with respect to all matters (including disputes) relating to computations and determinations required to be made under this Article or other provisions of this Agreement. After all allocations under this Article have been made, the General Partner, in its discretion, shall reallocate income among the Partners to the least extent necessary to insure that the provisions of
Section 704(e) and the Regulations have been fulfilled, especially Regulations
Section 1.704-1(e)(3). To the extent that any Partner was allocated income which the Internal Revenue Service finally determines should have allocated to any other Partner under the principles of Section 704(e), the first Partner intends and does designate the income as a gift to the second Partner.

    E. Tax Allocations; Code Section 704(c). With regard to income, gain, loss, depreciation, depletion and cost recovery deductions for federal income tax purposes: In the case of a Contributed Property, such items will be allocated among the Partners in the manner provided in Section 704(c) of the Code to take account of the Built-in Gain and Built-in Loss at the time of contribution and, in the case of any Property the Carrying Value of which has been adjusted pursuant to Article IX, such items will be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account Unrealized Gain or Unrealized Loss resulting from differences between the Carrying Value and the adjusted tax basis of such property.

XI.      DISTRIBUTIONS

    A. General. Subject to Article XII and other provisions of this Agreement, Distributable Cash may be distributed at the sole discretion of the General Partner among the Partners pro rata in accordance with their Sharing Ratios.

    B. No Interest. If any Partner does not withdraw the whole or part of his share of any cash distribution made pursuant to Article XI, Section A., the Partner shall not be entitled to receive any interest without Unanimous Consent. Further, such non-withdrawn amount shall become an Optional Capital Contribution

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under Article VIII, Section B., if otherwise permitted at that time.

    C. Transferor - Transferee Shares. Unless agreed in writing by a transferor and transferee, Distributable Cash allocable to the transferred Partnership Interest which may have been transferred during any year shall be distributed to the holder of such Partnership Interest who was recognized as the owner on the date of such distribution, without regard to the results of Partnership operations during the year.

    D. Partner Loans. Notwithstanding the foregoing, if any Partner advances any funds or makes any other payment to or on behalf of the Partnership, not required in this Agreement, to cover operating or capital expenses of the Partnership which cannot be paid out of the Partnership's operating revenues, any advance or payment shall be deemed a loan to the Partnership by the Partner, bearing interest from the date the advance or payment was made until the loan is repaid at the Default Interest Rate. Notwithstanding Article XI, Sections A. and B., all distributions of Distributable Cash shall first be distributed to the Partners making the loans until the loans have been repaid, together with interest. Thereafter, the balance of the distributions, if any, shall be made in accordance with the terms of Article XI, Sections A. and B. If distributions are insufficient to repay all loans as provided above, the funds available shall first be applied to repay the oldest loan and, if any funds remain available, the funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each loan shall be repaid pro rata in the proportion that the loan bears to the total loans made on that date.

XII.  LIMITATION ON GENERAL PARTNER'S DISCRETION TO MAKE DISTRIBUTIONS.

    With regard to Distributable Cash and Property, the General Partner shall make a determination, in accordance with his duty of care and loyalty to the Partnership, as to the need for the Property in the operation of the Partnership business, considering both current needs for operating capital, prudent reserves for future operating capital, current investment opportunities, and prudent reserves for future investment opportunities, all in keeping with the Partnership Purposes. It is the duty of the General Partner, in determining the amount of Distributable Cash available for the payment of distributions, to take into account the needs of the Partnership in its business and sums necessary in the operation of its business until the income from further operations is available, the amounts of its debts, the necessity or advisability of paying its debts, or at least reducing them within the limits of the Partnership's credit, the preservation of its capital as represented in the Property of the Partnership as a fund for the protection of its creditors, and the character of its surplus Property. Any contributed Property or borrowed funds by the Partnership shall be considered as needed for Partnership investment purposes, and any cash produced from the sale of Property contributed to the Partnership or from the sale of any Property purchased with borrowed funds, or any reinvestment of any of the Property, including the portion of the sale proceeds representing capital appreciation, shall be considered as needed reserves for Partnership investment purposes. Any Distributable Cash derived from income shall, to the extent deemed unnecessary for Partnership Purposes by the General Partner under the foregoing standard, be distributed in accordance with this Agreement.

XIII.  RESTRICTIONS UPON PARTNERSHIP INTERESTS

    The ownership and transferability of interests in the Partnership are substantially restricted. Neither record title nor beneficial ownership of a Partnership Interest of any Partner may be transferred or encumbered except as otherwise set forth in this Agreement.

    A. Generally. This Partnership is formed by those who know and trust one another, who will have surrendered certain management rights (in exchange for limited liability in the case of a Limited Partner), or who will have assumed management responsibility and risk (in the case of a General Partner) based upon their relationship and trust. Capital is material to the business and investment objectives of the Partnership and its federal tax status. An unauthorized transfer of a Partner's interest could create a substantial hardship to the Partnership, jeopardize its capital base, and adversely affect its tax structure. These restrictions upon ownership and transfer are not intended as a penalty, but as a method to protect and preserve existing relationships based upon trust and the Partnership's capital and its financial ability to continue. Except as provided in Article XIII, Section B., neither record title nor beneficial ownership of a Partnership Interest may be transferred without the Required Consent.

    B. Disclosures, Limitations, and Exceptions. The ownership and transfer or assignment of a Partnership

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Interest is further subject to the following disclosures, limitations and exceptions:

      1. The Partnership Interests have not, nor will be, registered under federal or state securities laws. Partnership Interests may not be offered for sale, sold, pledged, or otherwise transferred unless so registered, or unless an exemption from registration exists. The availability of any exemption from registration must be established by an opinion of counsel, whose opinion must be satisfactory to the General Partner.

      2. The death of an individual General Partner will automatically convert his General Partnership Interest to a Limited Partnership Interest. A Limited Partner who is (1) an individual, (2) a trust with an individual beneficiary who has a limited or unlimited power of appointment at his death, or (3) a General Partner whose death converted his General Partnership Interest to a Limited Partnership Interest may transfer his Limited Partnership Interest to a Permitted Transferee as an Assignee without Required Consent.

        The transfer may be accomplished (1) pursuant to the properly probated last will of a Partner; (2) pursuant to the terms for a Permitted Transferee;
(3) pursuant to the exercise of a limited or unlimited power of appointment or beneficiary designation of any trust; or (4) pursuant to a written and acknowledged assignment and designation of beneficiary delivered by the Partner to a General Partner prior to the death of the Partner, effective as of his death or the death of the beneficiary.

        If there has been no pre-arranged transfer as provided above, the executor, administrator, guardian, conservator, or legal representative of a deceased or incompetent Limited Partner shall have the status of an Assignee and, in accordance with Section 7.05 of the Act, may exercise all the deceased or incompetent Limited Partner's rights and powers to settle the Limited Partner's estate or administer the Limited Partner's property, including the right of an Assignee to become a Limited Partner by obtaining Required Consent. However, the estate of a deceased or incompetent Limited Partner shall not have the right to become a substitute Limited Partner except as may be provided in this Article.

      3. A Limited Partner who is an individual or a trust with an individual beneficiary with a limited or unlimited right to make a disposition of all or any part of his interest in the trust during his lifetime, will have the right to make transfers of his Limited Partnership Interest with or without consideration to a Permitted Transferee as an Assignee without Required Consent.

      4. The Partnership will not be required to recognize the interest of any Assignee or transferee who has obtained a purported Partnership Interest as the result of a transfer or assignment which is not authorized by this Agreement.
If there is a doubt as to ownership of a Partnership Interest or who is entitled to Distributable Cash or liquidating proceeds, the General Partner may accumulate Distributable Cash or liquidation proceeds until the issue is resolved.

      5. If any Person acquires the Partnership Interest, or becomes an Assignee, as the result of an order of a court which the Partnership is required by law to recognize, or if a Partner's interest in the Partnership is subjected to a lawful "charging order," or if a Partner makes an unauthorized transfer or assignment of a Partnership Interest, which the Partnership is required by law (and by order of a court) to recognize, the Partnership will have the unilateral option to acquire the interest of the transferee or Assignee, or any fraction or part thereof, upon the following terms and conditions:

        a. The Partnership will have the option to acquire the interest by giving written notice to the transferee or Assignee of its intent to purchase within ninety (90) days from the date it is finally determined that the Partnership is required to recognize the transfer or assignment, or the date upon which the Partnership concedes that it is required to recognize the transfer or assignment, whichever should first occur.

        b. The valuation date for the determination of the purchase price of the interest will be the first day of the month following the month in which notice is delivered.

        c. Unless the Partnership and the transferee or Assignee agree otherwise, the purchase price for the interest, or any fraction to be acquired by the Partnership, shall be its fair market value as determined by an Appraisal.

        d. Closing of the sale will occur at the principal office of the Partnership at 10 o'clock a.m. on the first Tuesday of the month following the month in which the Appraisal is rendered.

        e. In order to reduce the burden upon the resources of the Partnership, the Partnership will have the option, to be exercised in writing delivered at

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closing, to pay its purchase money obligation in fifteen (15) equal annual installments [or the remaining term of the Partnership if less than fifteen (15) years] with interest at the Default Interest Rate. The first installment of principal, with interest, will be due and payable on the first day of the calendar year following closing, and subsequent annual installments, with accrued interest, will be due and payable on the first day of each succeeding calendar year until the entire amount of the obligation is paid. The Partnership will have the right to prepay all or any part of the purchase money obligation at any time without penalty.

        f. By Required Consent, other than the Partner whose interest is to be acquired, the General Partner may assign the Partnership's option to purchase to one or more of the remaining Partners and when done, any rights or obligations imposed upon the Partnership will instead become, by substitution, the rights and obligations of the Partners who are assignees.

        g. Neither the transferee nor Assignee of an unauthorized transfer or assignment or the Partner causing the transfer or assignment will have the right to vote on Partnership matters during the prescribed option period or, if the option to purchase is timely exercised, until the sale is closed.

      6. Notwithstanding anything in this Article to the contrary, any successor to the Partnership Interest of a Limited Partner shall be admitted to the Partnership as a substitute Limited Partner only upon the (a) furnishing to the General Partners of a written acceptance in a form satisfactory to the General Partners of all of the terms and conditions of this Agreement and such other documents and instruments as may be required to effect the admission of the successor as a Limited Partner; and (b) obtaining the Required Consent. The consent may be withheld or granted in the sole discretion of those constituting the Required Consent. The transferee shall be admitted to the Partnership as a substitute Limited Partner as of the effective date of the transfer.

    C. Partnership Interest Pledge or Encumbrance. No Partner may grant a security interest in or otherwise pledge, hypothecate or encumber his interest in this Partnership or such Partner's distributions without Required Consent. It is understood that the Partners are under no obligation to give consent nor are they subject to liability for withholding consent.

XIV.   TAXES, ACCOUNTING, BOOKS, AND RECORDS

    A. Fiscal Year; Accounting Records. The fiscal period of the Partnership shall be the calendar year and the accounting records of the Partnership shall be kept on the cash receipts and disbursements method of accounting or in accordance with generally accepted accounting principles, at the discretion of the General Partner. All books, records, accounts, papers, and memoranda in any manner relating to the Partnership (including those records required by the Act) shall be kept at the principal office of the Partnership. Subject to the provisions of Article VII, Section R., of this Agreement, each Partner at all reasonable times during regular office hours shall have access to the records for purposes of inspecting and copying, at the Partner's expense (unless otherwise required by the Act).

    B. Financial Statements and Reports. The General Partner shall cause to be delivered to each Partner the following:

      1. within ninety (90) days after the end of each fiscal year, an unaudited balance sheet and statement of operations, Partners' equity and changes in financial position, which shall be prepared on the cash receipts and disbursements method of accounting or in accordance with generally accepted accounting principles; and

      2.  within ninety (90) days after the end of each fiscal year:

        a. U.S. federal income tax Form K-1 and any similar forms required by any state or local taxing authority; and

        b. any other information concerning the Partnership reasonably necessary for the preparation of the Partners' federal and state income tax returns.

The General Partner, upon showing good cause, shall be entitled to a reasonable extension of the ninety (90) day period applicable to the items described in subsection (b). "Good cause" shall be determined without regard to the foreseeability of such cause. All financial statements and reports shall be prepared at the expense of the Partnership.

    C. Tax Matters Partner; Tax Elections. The General Partner, and if there are multiple General Partners, then the General Partner designated as "manager" and if none, then a General Partner appointed by majority vote of the General Partners, and if there is no General Partner appointed then the General

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Partner with the largest combined General and Limited Partnership Interest, shall be the initial "Tax Matters Partner" for federal income tax purposes. Any successor Tax Matters Partner shall be a General Partner. Unless otherwise agreed to by a Majority in Interest, the Partnership shall make such elections and adopt such accounting methods and procedures for federal and state income tax purposes as the Tax Matters Partner deems to be in the best interest of the Partnership.

XV. POWER OF ATTORNEY

    Each Limited Partner, and any Assignee or transferee of his interest in the Partnership, does irrevocably constitute and appoint the General Partner as his true and lawful attorney in fact and agent, to execute, acknowledge, swear to, deliver, record and file, in the Partner's or assignee's name, place and stead, all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Texas, or any other jurisdictions the laws of which are applicable to the Partnership (1) to effectuate, implement and continue the valid existence of the Partnership as organized and operated in accordance with the terms of this Agreement, including, without limitation, all certificates and other instruments (including counterparts of this Agreement and amendments) which the General Partner deems appropriate to reflect any amendment, change or modification of the Partnership in accordance with the terms of this Agreement; (2) to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, including the writing required by the Act to cancel the Partnership's certificate filed with the Secretary of State of Texas; (3) to comply with the fictitious or assumed name statutes in effect in the State of Texas and all other jurisdictions in which the Partnership conducts or plans to conduct business. The agent and attorney in fact shall not, however, have the right, power or authority to amend, extend the term, or modify this Agreement when acting in his capacity. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, incompetency or legal disability of any Partner and shall extend to the Partners' heirs, executors, successors and assigns; and may be exercised by said agent and attorney in fact for all (or any one) of them or in other manner, including by facsimile signature, as the agent and attorney in fact may deem appropriate. Notwithstanding the foregoing, nothing in this Article shall enlarge the powers granted to the General Partner pursuant to the other terms of this Agreement.

XVI.   DISSOLUTION

    A. Events of Dissolution. The happening of any one of the following events shall work an immediate dissolution of the Partnership:

      1. an event of withdrawal of a General Partner described in Section 4.02(a) of the Act, except that any event described in Subsection (4), (5), (7),
(8) and (9) of Section 4.02(a) of the Act shall not be an event of withdrawal.

      2.  by Unanimous Consent;

      3. the entry of a decree of judicial dissolution under Section 8.02 of the Act;

      4.  the expiration of the term of the Partnership as stated in Article VI;
or

      5. any other event causing dissolution under the Act.

    B. Dissolution or Bankruptcy of a Partner. On the dissolution or bankruptcy of a Partner, such Partner and his successors shall thereafter have the status of an Assignee and shall receive distributions to which he is entitled. For purposes of this Agreement, the "bankruptcy" of a Partner shall be deemed to have occurred upon the happening of any event described in Subsections (4) and (5) of Section 4.02(a) of the Act.

    C. Withdrawals; Reconstitution. Technical dissolutions may occur pursuant to Article XVI, Sections A.1. and A.5., of this Agreement, but if there is a remaining General Partner, the Partnership will be reconstituted and continued.

      1. A General Partner may have the power but not the right to withdraw at any time from the Partnership and cease to be a General Partner under the provisions of Section 6.02(a) of the Act by giving written notice to the other Partners. Any General Partner who withdraws or ceases to be a General Partner pursuant to Section 4.02(a), Subsections (1), (2), (3), (6), and (10) of the Act, before the expiration of the stated term of this Partnership violates this Agreement, and the Partnership may recover damages from the withdrawing General Partner, including the reasonable cost of obtaining replacement of the services the withdrawn Partner was obligated to perform, for breach of this Agreement. The Partnership may, in addition to pursuing any remedies otherwise available

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under applicable law, effect that recovery by offsetting those damages against the amount otherwise distributable to the withdrawing General Partner, reducing the Limited Partner's interest into which the withdrawing General Partner's interest may be converted under Section 6.02(b)(1) of the Act.

      2. Subject to the liability created under Section 6.02(a) of the Act, a General Partner who ceases to be a General Partner under Section 4.02(a), Subsections (1), (2), (3), (6), and (10) of the Act shall, at the option of the remaining General Partners or, if there are no remaining General Partners, at the option of a Majority in Interest of Limited Partners in a vote that excludes any Limited Partnership Interest held by the withdrawing General Partner:

        a. convert the interest in that General Partner's Capital Account, Profits, Losses, and distributions to that of a Limited Partner; or

        b. pay to the withdrawn General Partner in cash, other property of the Partnership of equivalent value, or secure by bond approved by a court of competent jurisdiction, the fair market value of that Partner's Partnership Interest less the damages caused by the withdrawn General Partner's breach of this Agreement.

      3. The Partnership shall have the unilateral option to acquire the entire interest of the withdrawn General Partner under the same terms and conditions specified in Article XIII, Section B.5., as if the withdrawn General Partner was a transferee of an interest conveyed without authority.

      4. Successor General Partner. If there are multiple General Partners and one or more General Partners withdraws or ceases to serve for any reason and there is at least one remaining General Partner, the business of the Partnership is permitted to continue by the remaining General Partners without amendment to this Agreement. If a General Partner, serving alone, withdraws or ceases to serve for any reason, then, without any amendment to this Agreement, in the priority and in succession, the following persons will serve as successor General Partners: Steven James Troutt, Lisa Elaine Troutt, Preston Allen Troutt (if he is at least age 30), and Grant Michael Troutt (if he is at least age 30) ("Designated Successor General Partners"), and the business of the Partnership is permitted to continue. Prior to the withdrawal of all multiple General Partners or the withdrawal of a sole General Partner serving without a Designated Successor General Partner, additional General Partners or Designated Successor General Partners may be appointed by Majority In Interest. If a General Partner, serving alone, withdraws or ceases to serve for any reason and there are no Designated Successor General Partners remaining, then without amendment to this Agreement, all the remaining Partners may continue the business of the Partnership and appoint one or more new General Partners effective as of the date of withdrawal of the withdrawing General Partner. Any Designated Successor General Partner will not have the duties nor the liability of a General Partner until such time as the successor actually assumes the position of a General Partner. Any successor General Partner shall be required to possess such capital or profits interest in the Partnership as in the opinion of the tax counsel for the Partnership is necessary to maintain its tax status as a limited partnership for federal income tax purposes. A General Partner who ceases to be a General Partner will not be personally liable for the debts and obligations of the Partnership incurred following the termination of his service as a General Partner.

XVII.  LIQUIDATION AND TERMINATION.

    A.  Liquidator.

      1. If the Partnership is dissolved under Article XVI, Sections A.2. or A.3., or if the General Partners have withdrawn and no successors have been chosen pursuant to Article XVI, Section C.4., a Liquidator will be appointed to commence to wind up the affairs of the Partnership and to liquidate and sell its properties. The Partners shall continue to share operating Profits and losses during the period of liquidation. The Liquidator will proceed, as promptly as practicable without undue sacrifice, to liquidate and sell all remaining properties of the Partnership for the best price obtainable in the judgment of the Liquidator or appropriate to distribute the Property to the Partners in kind in accordance with their Sharing Ratios. The Liquidator may be required by the Partners (at the expense of the Partnership) to give a bond to assure faithful performance of his duties. The Liquidator shall be entitled to receive compensation for his services as shall be agreed upon, payable out of the assets of the Partnership. The Liquidator may resign at any time by giving thirty (30) days' written notice to the Partners. The Liquidator may be removed at any time by written notice of removal by Unanimous Consent. Upon the death, dissolution, removal or resignation of the Liquidator, a successor Liquidator (who shall have and succeed to all of the rights, powers, and duties of the original Liquidator) will, within thirty (30) days, be appointed in the same manner as

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the appointment of the original Liquidator. The right to appoint a successor
Liquidator shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue.

      2. If, within thirty (30) days following the dissolution of the Partnership, no person has agreed to serve as the Liquidator or if, within thirty (30) days after the need for a successor Liquidator arises, such successor shall not have been appointed and accepted such appointment, any interested Partner shall have the right to make application to a State or Federal District Judge (or if any State or Federal District Judge is unwilling, then the Local Administrative Judge for the county in which the principal office of the Partnership is located) for appointment of the Liquidator. The Judge, acting as an individual and not in his judicial capacity, shall be fully authorized to appoint the Liquidator.

    B. Powers of the Liquidator. Subject to Article XVII, Section A., the Liquidator shall have the powers of the General Partner to the extent necessary to carry out the duties and functions of the Liquidator, including but not limited to the following powers:

      1. The power to continue to manage any business of the Partnership during the liquidation, including the power to enter into contracts which may extend beyond the liquidation.

      2. The power to execute deeds, bills of sale, assignments, and transfers to convey Property of the Partnership; provided, that the Liquidator may not impose personal liability upon any of the Partners or their legal representatives or successors in interest under any warranty of title contained in any instrument.

      3. The power to borrow funds, in the Liquidator's best judgment, reasonably required to pay any obligations of the Partnership, and to execute security documents encumbering Property as security for the indebtedness of the Partnership; provided that the Liquidator shall not have the power to create any personal obligation of any of the Partners or their successors in interest to repay indebtedness other than out of available proceeds of foreclosure or sales of the Property as to which a lien is granted.

      4. The power to settle, compromise, or adjust any claim asserted to be owing by or to the Partnership, and the right to file, prosecute, or defend lawsuits and legal proceedings in connection with any matters.

      5. The power to make deeds, bills of sale, assignments and transfers to the respective Partners incident to final distribution of the remaining Property (if any); provided, that the Liquidator may not impose personal liability upon any of the Partners or their legal representatives or successors in interest under any warranty of title contained in any instrument.

    G. Liquidating Distributions. The net liquidation sales proceeds and all other funds of the Partnership shall be distributed in the following order: (i) to the payment of all the Partnership's liabilities, other than those to any of the Partners, including expenses of liquidation; (ii) to the setting up of any reserves which the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; (iii) to the payment and discharge of any liabilities of the Partnership to any of the Partners; and (iv) after all allocations of income, gains, losses and deductions pursuant to Article X, to the Partners in payment of the positive balances in their Capital Accounts.

    D. Final Accounting. Within a reasonable time following the completion of the liquidation of the Partnership, the Liquidator shall supply to each Partner a statement prepared by the Partnership's accountant which shall set forth the assets and liabilities of the Partnership as of the date of liquidation, each Partner's portion of distributions pursuant to liquidation and the amount, if any, retained as reserves pursuant to Article XVII, Section C.

    E. Termination of Partnership. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership Property, the Partnership shall terminate and the Liquidator shall have the authority to execute and record all documents required to effectuate the dissolution and termination of the Partnership.

    F. Rights of Lender. The rights and powers granted to the Partners and the Liquidator are subject to the rights and powers of the holder of first mortgage liens (if any) against all or any part of the Property owned by the Partnership.

XVIII.  ALTERNATIVE DISPUTE RESOLUTION ("ADR"); BINDING ARBITRATION

    A. Agreement to Use Procedure. The Partners have entered into this Agreement in good faith and in

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the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, they agree if any dispute arises between them relating to this Agreement (the "Dispute"), they will first utilize the procedures specified in this Section (the "Procedure") prior to any Additional Proceedings.

    B. Initiation of Procedure. The Partner seeking to initiate the Procedure (the "Initiating Partner") shall give written notice to the other Partners, describing in general terms the nature of the Dispute, the Initiating Partner's claim for relief and identifying one or more individuals with authority to settle the Dispute on such Partner's behalf. The Partner(s) receiving such notice (the "Responding Partner", whether one or more) shall have five (5) business days within which to designate by written notice to the Initiating Partner, one or more individuals with authority to settle the Dispute on such Partner's behalf. The individuals so designated shall be known as the "Authorized Individuals". The Initiating Partner and the Responding Partner shall collectively be referred as the "Disputing Partners" or individually "Disputing Partner".

  C. Direct Negotiations. The Authorized Individuals shall be entitled to make such investigation of the Dispute as they deem appropriate, but agree to promptly, and in no event later than thirty (30) days from the date of the Initiating Partner's written notice, meet to discuss resolution of the Dispute. The Authorized Individuals shall meet at such times and places and with such frequency as they may agree. If the Dispute has not been resolved within thirty
(30) days from the date of their initial meeting, the Disputing Partners shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the following procedure.

    D. Selection of Mediator. The Authorized Individuals shall have five (5) business days from the date they cease direct negotiations to submit to each other a written list of acceptable qualified attorney-mediators not affiliated with any of the Partners. Within five (5) days from the date of receipt of such list, the Authorized Individuals shall rank the mediators in numerical order of preference and exchange such rankings. If one or more names are on both lists, the highest ranking person shall be designated as the mediator. If no mediator has been selected under this procedure, the Disputing Partners agree jointly to request a State or Federal District Judge of their choosing (or if they cannot agree, the Local Administrative Judge for the county in which the principal office of the Partnership is located) to supply within ten (10) business days a list of potential qualified attorney-mediators. Within five (5) business days of receipt of the list, the Authorized Individuals shall again rank the proposed mediators in numerical order of preference and shall simultaneously exchange such list and shall select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to select a mediator.

  E. Time and Place of Mediation. In consultation with the mediator selected, the Authorized Individuals shall promptly designate a mutually convenient time and place for the mediation, and unless circumstances require otherwise, such time to be not later than forty-five (45) days after selection of the mediator.

  F. Exchange of Information. In the event any Disputing Partner to this Agreement has substantial need for information in the possession of another Disputing Partner to this Agreement in order to prepare for the mediation, all Disputing Partners shall attempt in good faith to agree to procedures for the expeditious exchange of such information, with the help of the mediator if required.

  G. Summary of Views. At least seven (7) days prior to the first scheduled session of the mediation, each Disputing Partner shall deliver to the mediator and to the other Disputing Partners a concise written summary of its views on the matter in Dispute, and such other matters required by the mediator. The mediator may also request that a confidential issue paper be submitted by each Disputing Partner to him.

  H. Parties to be Represented. In the mediation, each Disputing Partner shall be represented by an Authorized Individual and may be represented by counsel.
In addition, each Disputing Partner may, with permission of the mediator, bring such additional Persons as needed to respond to questions, contribute information, and participate in the negotiations.

  I. Conduct of Mediation. The mediator shall determine the format for the meetings, designed to assure that both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each Disputing Partner's views on the matter in dispute, and that the authorized parties attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with

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the assistance of the mediator. To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the Disputing Partners. The mediation session shall be private. The mediator will keep confidential all information learned in private caucus with any Disputing Partner unless specifically authorized by such Disputing Partner to make disclosure of the information to the other Disputing Partner. The Disputing Partners agree to sign a document agreeing that the mediator shall be governed by the provisions of Chapter 154 of the Tex. Civ. Prac. & Rem. Code and such other rules as the mediator shall prescribe. The Disputing Partners commit to participate in the proceedings in good faith with the intention of resolving the Dispute if at all possible.

    J. Termination of Procedure. The Disputing Partners agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated (i) by the execution of a settlement agreement by the Disputing Partners, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a Disputing Partner to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the Dispute, the Disputing Partners agree not to terminate negotiations and not to commence any Additional Proceedings prior to the expiration of five (5) days following the mediation. Notwithstanding the foregoing, any Disputing Partner may commence Additional Proceedings within such five (5) day period if the Dispute could be barred by an applicable statute of limitations.

    K. Arbitration. The parties agree to participate in good faith in the ADR to its conclusion. If the Disputing Partners are not successful in resolving the dispute through the ADR, then the Disputing Partners agree that the dispute shall be settled by arbitration in accordance with the provisions of the Texas General Arbitration Act and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction ("Additional Proceedings").

    L. Fees of Mediation; Disqualification. The fees and expenses of the mediator shall be shared equally by the Disputing Partners. The mediator shall be disqualified as a witness, consultant, expert or counsel for any Disputing Partner with respect to the Dispute and any related matters.

    M. Confidentiality. Mediation is a compromise negotiation for purposes of Federal and State Rules of Evidence and constitutes privileged communication under Texas law. The entire mediation process is confidential, and no stenographic, visual or audio record shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any Disputing Partner, their agents, employees, representatives or other invitees and by the mediator are confidential and shall, in addition and where appropriate, be deemed privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative of any of the Partners; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

XIX.  MISCELLANEOUS

    A. Notices. All notices under this Agreement shall be in writing and shall be given to the Partner entitled by personal service or by certified or registered mail, return receipt requested, except that the notice of any meeting or the furnishing of any financial statement to the Partners may be done by regular mail. Any notice shall be deemed received after twenty-four (24) hours from the date and time of postmark if it is deposited with the U.S. Mail pursuant to the above (if mailed) or when personally received if the mail service is not used.

    B. Construction. Whenever the context so requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to articles, sections, subsections or subparagraphs are to provisions of this Agreement unless context dictates otherwise.

    C. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement binding on all parties, notwithstanding that all the parties are not signatory to the original or the same counterpart.

    D. Attorney Fees. Subject to provisions of Article XVIII of this Agreement, in the event a dispute arises between any Partner(s) and the Partnership or between the Partners themselves, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs incurred.

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    E.  Tax Audit.  In the event this Partnership is audited by the Internal
Revenue Service, the costs and expenses incurred to defend and comply with the audit shall be an expense of the Partnership. Any audit of any individual Partner shall not be deemed to be an audit of this Partnership.

    F. Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Partner.

    G. Severance. In the event any sentence or paragraph of this Agreement is declared by a court to be void or by the Internal Revenue Service, for the purposes of Section 2704 of the Code, to be noneffective, that sentence or paragraph shall be deemed severed from the remainder of the Agreement, and the balance of the Agreement shall remain in effect. To the extent applicable, the default provisions of the Act shall govern in the place of the severed sentence or paragraph. This provision shall not prohibit the Partnership or any Partner from contesting a determination of noneffectiveness of any provision of this Agreement by the Internal Revenue Service.

    H. Amendment of Agreement. This Agreement may be modified or amended at any time by a writing signed by all the Partners.

    I. Applicable Law. This Agreement and all rights and liabilities of the parties with reference to this Partnership shall be governed by the Act and all other applicable laws of the State of Texas.

    J. Foreign Qualification. Prior to the qualification of the Partnership to conduct business in any jurisdiction other than Texas, the General Partners shall cause the Partnership to comply, to the extent procedures are available and those matters are reasonably within the control of the General Partners, with all requirements necessary to qualify the Partnership as a foreign limited partnership in that jurisdiction. At the request of the General Partners, each Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with the terms of this Agreement that are necessary or appropriate to qualify, continue, and terminate the Partnership as a foreign limited partnership in all jurisdictions in which the Partnership may conduct business.

    K. Headings. The headings used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

    L. Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the matters of this Agreement and shall supersede and govern all prior agreements, written or oral.

    M. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

    N. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

    O. Waiver. No failure by any Partner to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any breach or any other covenant, duty, agreement or condition.

    P. Offset. Whenever the Partnership is to pay any sum to any Partner, any amounts that Partner owes the Partnership may be deducted from that sum before payment.

    Q.  Disclosure.  Each of the Partners acknowledge that he or she (1) was
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urged in advance by the Attorney who prepared this Agreement to secure separate
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independent legal counsel in connection with signing and making this Agreement
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and its effect upon each of them and their marital property, (2) has carefully
------------------------------------------------------------------------------
read and understood the provisions of this Agreement, (3) understands that his
----------------------- ------------------------------------------------------
or her marital rights in real property may be adversely affected by this
------------------------------------------------------------------------
Agreement, (4) is signing and making this Agreement voluntarily, (5) has been
-----------------------------------------------------------------------------
provided a fair and reasonable disclosure of the property and financial
-----------------------------------------------------------------------
obligations of the other Party, and (6) hereby voluntarily and expressly waives
-------------------------------------------------------------------------------
in this writing any right to disclosure of the property and financial
---------------------------------------------------------------------
obligations of the other Partners beyond the disclosure provided.
----------------------------------------------------------------

The date of this agreement, for purposes of identification, is the 15/th/ day of August, 1996.
Acceptance and Approval
By General Partners

THE TROUTT FAMILY TRUST

AGREEMENT OF LIMITED PARTNERSHIP OF TROUTT PARTNERS, LTD.
--------------------------------------------------------------------------------

/s/ KENNY ALLAN TROUTT
----------------------------------------
Kenny Allan Troutt, Trustee.


KENNY ALLAN TROUTT CHILDREN'S TRUST



 /s/  STEVEN JAMES TROUTT
----------------------------------------
Steven James Troutt, Trustee.

Acceptance and Approval
By Limited Partner(s)


THE TROUTT FAMILY TRUST



 /s/  KENNY ALLAN TROUTT
----------------------------------------
Kenny Allan Troutt, Trustee.



LISA ELAINE TROUTT CHILDREN'S TRUST



/s/  STEVEN JAMES TROUTT
----------------------------------------
Steven James Troutt, Trustee



KENNY ALLAN TROUTT
/s/  KENNY ALLAN TROUTT
----------------------------------------
Kenny Allan Troutt, Individually

AGREEMENT OF LIMITED PARTNERSHIP OF TROUTT PARTNERS, LTD.
--------------------------------------------------------------------------------


CERTIFICATE OF ACKNOWLEDGMENT
-----------------------------

State of Texas
County of Dallas

On the 15/th/ day of August, 1996, before me, a Notary Public of said State, personally appeared Kenny Allan Troutt, Trustee of The Troutt Family Trust, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes and in the capacity expressed therein.

WITNESS MY HAND and official seal.


 /s/ LISA GOERDT
----------------------------------------
NOTARY PUBLIC-STATE OF TEXAS


CERTIFICATE OF ACKNOWLEDGMENT
-----------------------------

State of Texas
County of Dallas

On the 15/th/ day of August, 1996, before me, a Notary Public of said State, personally appeared Steven James Troutt, Trustee of the Kenny Allan Troutt Children's Trust, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes and in the capacity expressed therein.

WITNESS MY HAND and official seal.


 /s/ LISA GOERDT
----------------------------------------
NOTARY PUBLIC - STATE OF TEXAS


CERTIFICATE OF ACKNOWLEDGEMENT
------------------------------

State of Texas
County of Dallas

On the 15/th/ day of August, 1966, before me, a Notary Public of said State, personally appeared Steven James Troutt, Trustee of the Lisa Elaine Troutt Children's Trust, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for he pusposes and in the capacity expressed therein.

WITNESS MY HAND and official seal.

/s/  LISA GOERDT
------------------------------
NOTARY PUBLIC - STATE OF TEXAS


CERTIFICATE OF ACKNOWLEDGMENT
-----------------------------

State of Texas
County of Dallas

On the 15/th/ day of August, 1966, before me, a Notay Public of said State, personally appeared Kenny Allan Troutt, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes and in the capacity expressed therein.

WITNESS MY HAND and official seal.

/s/  LISA GOERDT
----------------------------------
NOTARY PUBLIC - STATE OF TEXAS


Balance of page intentionally left blank.

                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                             TROUTT PARTNERS, LTD.

                                  SCHEDULE "A"

GENERAL PARTNERS

          THE TROUTT FAMILY TRUST

          Initial Capital Contribution: Four hundred forty eight one hundred sixty three (448,163) shares of the common stock of Excel Communications, Inc. from the Separate Trust Estate of Kenny Allan Troutt.

          Sharing Ratio  0.8456%

          KENNY ALLAN TROUTT CHILDREN'S TRUST

            Initial Capital Contribution: Eighty one thousand eight hundred thirty seven (81,837) shares of the common stock of Excel Communications, Inc.

          Sharing Ratio  0.1544%

LIMITED PARTNERS:

          THE TROUTT FAMILY TRUST

          Initial Capital Contribution:

            a. Two million (2,000,000) shares of the common stock of Excel Communications, Inc. from the Community Trust Estate.

            Sharing Ratio  3.7736%

            b. Thirty million three hundred eighty-eight thousand one hundred and sixty-three (30,388,163) shares of the common stock of Excel Communications, Inc. from the Separate Trust Estate of Kenny Allan Troutt.

            Sharing Ratio  57.3362%

          KENNY ALLAN TROUTT

            Initial Capital Contribution: Twenty million (20,000,000) shares of the common stock of Excel Communications, Inc. as his sole and separate property.

            Sharing Ratio  37.7358%

          LISA ELAINE TROUTT CHILDREN'S TRUST

AGREEMENT OF LIMITED PARTNERSHIP OF TROUTT PARTNERS, LTD.
--------------------------------------------------------------------------------

            Initial Capital Contribution: Eighty one thousand eight hundred thirty seven (81,837) shares of the common stock of Excel Communications, Inc.

          Sharing Ratio  0.1544%

                                    Page 26